UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 31, 2010	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1226 White Oaks Blvd.
Suite 10A
Oakville, ON L6H 2B9, Canada
(Address of Principal Executive Offices) (Zip Code)

(905) 845-1073
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As of August 31, 2010, Yukon Gold Corporation, Inc. (the “Company”) and Lance Capital Ltd, an Ontario company (“Lance”), entered into a Note Purchase and Security Agreement (the “Agreement”) pursuant to which the Company has issued to Lance a Secured Convertible Promissory Note with a face amount of $375,000, bearing interest at 5% per annum and convertible into common shares of the Company at a conversion rate of $0.0025 per share (the “Note”). The Note matures on December 31, 2011. The Note is secured by a first lien and security interest in the Marg Property, a group of mineral claims located in the Mayo Mining District of the Yukon Territory, Canada (the “Marg Property”). The Marg Property is owned by the Company’s wholly-owned Canadian subsidiary.

The Note was issued by the Company to Lance as consideration for: (i) the assumption by Lance of certain of the Company’s obligations to creditors totalling $356,835.31 and (ii) a loan from Lance to the Company of $18,164.69 to cover certain ongoing expenses of the Company.

Lance is engaged in efforts to resolve outstanding obligations of the Company and raise working capital for the Company. In its sole discretion, Lance may continue to fund operating expenses of the Company for a limited period of time while it explores the feasibility of private placement or other financing for the Company. In the event that Lance exercises its option to convert the Note into Shares, Lance would become the principal shareholder of the Company and would effectively control the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 1, 2010, Rakesh Malhotra resigned as the Chief Financial Officer of the Company. Mr. Malhotra stated in his letter that he had no material disagreement with the Company or its Board of Directors with respect to the Company’s operations or public disclosures.

Effective as of September 2, 2010, Kathy Chapman of Paris, Ontario, was appointed as Chief Financial Officer and Corporate Secretary of the Company. Mrs. Chapman has over 30 years of experience in internal accounting and administration and 13 years of experience in public company disclosure in the United States and Canada. Mrs. Chapman has also served as an officer of the Company during her tenure as an employee of the Company. Mrs. Chapman also is employed by Lance Capital Ltd. Lance does not have any relationship with the Company except as described above in Item 1.01. Mrs. Chapman also owns and operates an award winning bed and breakfast establishment in Paris, Ontario, which she has managed since July, 2000. She is currently the Co-Chair of Women in Mining Toronto Branch, based in Toronto, Canada. The focus of this group is to assist women in pursuing careers in the mining sector through mentorship, job opportunities and networking venues.

Item 8.01	Other Events

Change of Address

The Company has changed it address from:

Old Address:	139 Grand River Street N.
PO Box 510
Paris, ON N3L 3T6, Canada

To:

New Address:	1226 White Oaks Blvd.
Suite 10A
Oakville, ON L6H 2B9, Canada

The current phone number is 905-845-1073

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1	Note Purchase and Security Agreement dated as of August 31, 2010 between the Company and Lance

99.2	Secured Promissory Note issued by the Company to Lance dated August 31, 2010

99.3	Resignation letter of Rakesh Malhotra dated September 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: September 7, 2010	By:/s/ Kathy Chapman
Name: Kathy Chapman, CFO